Exhibit 23.1

EWC
Epstein, Weber & Conover, PLC
Certified Public Accountants
8950 E. Raintree Dr., Suite 200
Scottsdale, AZ 85260
Ph. 480-444-3424
Fx. 480-444-3423



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BGR Corporation Stock Compensation Plan, of our report dated September 24, 2003 with respect to our audit of the financial statements of BGR Corporation included in its Annual Report on Form 10-KSB as of June 30, 2003 and for the year ended, filed with the Securities and Exchange Commission.


/s/ Epstein, Weber & Conover, P.L.C.
-----------------------------------------

EPSTEIN, WEBER & CONOVER, P.L.C.

Scottsdale, Arizona
September 9, 2004